Exhibit 99.1

Bloom Energy and SK ecoplant Expand Highly Successful Power Generation Partnership and Invest to Establish Market Leadership in the Hydrogen Economy

•	SK ecoplant contracts for a minimum of 500 megawatts of power from Bloom Energy through 2024 at an estimated $4.5 billion in equipment and service revenues

•	Bloom Energy and SK ecoplant to create hydrogen innovation centers in the U.S. and South Korea to advance commercialization of green hydrogen

•	SK ecoplant targeting approximately $500 million equity investment in Bloom Energy

SAN JOSE, Calif. and SEOUL, South Korea – Oct. 25, 2021 –Bloom Energy (NYSE: BE), a leading energy company, and SK ecoplant, an affiliate of South Korean conglomerate SK Group, today announced the companies are expanding their existing partnership to fortify their market leadership in power generation and to establish market leadership in the hydrogen economy. The partnership includes purchasing a minimum of 500 megawatts (MW) from Bloom Energy, representing a $4.5 billion revenue commitment; co-creating two hydrogen innovation centers; and targeting an equity investment of approximately $500 million.

SK ecoplant Contracts a Minimum of $4.5 Billion in Equipment and Service Revenue Over Three Years

Since the start of their strategic partnership three years ago, Bloom Energy and SK ecoplant have transacted nearly 200 MW of projects together totaling more than $1.8 billion of equipment and expected service revenue. Over the next three years the companies will expand this existing business with contracts for at least an additional 500 MW of power between 2022 and 2025, representing approximately $4.5 billion in equipment and future service revenue.

“Bloom Energy is SK ecoplant’s largest strategic partner in clean energy,” said Kyung-II Park, CEO, SK ecoplant. “We have seen the unparalleled performance of Bloom Energy’s product over the past three years and the company’s ability to execute and deliver a superior solution. We have also had firsthand experience with Bloom’s new hydrogen fuel cells and highly efficient electrolyzers, and we are excited about the competitive advantage we will have. Our work together has established a shared commitment to sustainability, innovation, and creating value. We are demonstrating our confidence and furthering our commitment to this partnership by making this financial investment.”

“From the start of our relationship with SK ecoplant, we have recognized that working together will accelerate our growth and enable SK to become a leader in clean energy and infrastructure solutions,” said KR Sridhar, founder, chairman, and CEO, Bloom Energy. “I am thrilled that over the past three years the superior performance of our products, execution capability, and the scale of our operations have led to such a strong relationship with SK ecoplant. SK ecoplant’s confidence to invest in us is a clear validation of our products and our people. Together, we can accelerate the hydrogen economy on a global basis. This is a win, win, win, win for our company, partners, customers, and investors.”

SK ecoplant and Bloom Energy Establish Two Hydrogen Innovation Centers

Bloom Energy and SK ecoplant agreed to create Hydrogen Innovation Centers in the United States and South Korea. The intent is to significantly accelerate the global market expansion for Bloom Energy’s hydrogen fuel cell and hydrogen electrolyzer products. The agreement also reflects both Bloom Energy and SK ecoplant’s enhanced commitment to a zero-carbon future and the further implementation of environmental, social and governance practices.

In addition, Bloom Energy and SK ecoplant agreed to strengthen their strategic alliance through expanding business cooperation in global markets, which may include exclusive distribution rights in select new markets.

SK ecoplant to Invest Approximately $500 Million in Bloom Energy

SK ecoplant will invest $255 million in Bloom Energy by acquiring 10 million shares of zero coupon, non-voting redeemable convertible preferred stock at a price of $25.50 per share. SK ecoplant has the option to acquire a minimum of an additional 11 million shares of Class A common stock at a 15 percent premium to the prevailing stock price at the time, which must be no later than November 30, 2023 and is subject to a maximum ownership of 15 percent.

Upon completion of SK ecoplant’s purchase of its second tranche, SK ecoplant will add a member to the Bloom Energy Board of Directors. SK will give an irrevocable proxy to vote its shares to Bloom Energy.

Bloom Energy intends to use the proceeds for market growth, rapid commercialization of hydrogen solutions, and for general corporate purposes.

Timing and Advisors

The investment is subject to customary closing conditions and regulatory approvals and is expected to close within 45 days.

Centerview Partners LLC is serving as financial advisor to Bloom Energy.

Forward-Looking Statements

This press release contains certain forward-looking statements, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements generally relate to future events or our future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “should,” “will” and “would” or the negative of these words or similar terms or expressions that concern Bloom’s expectations, strategy, priorities, plans or intentions. These forward-looking statements include, but are not limited to, expectations for a successful expansion of the partnership between the two companies; the scope and terms of the proposed partnership; ability of the companies to fortify their market leadership position in the global hydrogen economy; intention to create Hydrogen Innovation Centers; statements about Bloom’s hydrogen fuel cells and electrolyzers; potential size of investment by SK ecoplant in Bloom; and the expected timing of the closing of the investment transaction. Readers are cautioned that these forward-looking statements are only predictions and may differ materially from actual future events or results due to a variety of factors including, but not limited to, the risks related to the satisfaction of the conditions to the closing of the first or second tranches; the success of the strategic partnership in United States and international markets; the risks related to the ability of the existing partnership to fortify the companies market leadership in power generation and to establish market leadership in the hydrogen economy; timing and development of an ecosystem for the hydrogen market, including in the Korean market; the emerging nature of the distributed generation market and rapidly evolving market trends; market acceptance of Bloom’s hydrogen-powered Energy Server and its electrolyzer product; the significant losses Bloom has incurred in the past; the significant upfront costs of Bloom’s Energy Servers and Bloom’s ability to secure financing for its products; Bloom’s ability to drive cost reductions and to successfully mitigate against potential price increases; Bloom’s ability to service its existing debt obligations; Bloom’s ability to be successful in new markets; the risk of manufacturing defects; the accuracy of Bloom’s estimates regarding the useful life of its Energy Servers; delays in the development and introduction of new products or updates to existing products; the impact of the COVID-19 pandemic on the global economy and its potential impact on Bloom’s business; the availability of rebates, tax credits and other tax benefits; Bloom’s reliance on tax equity financing arrangements; Bloom’s reliance upon a limited number of customers; Bloom’s lengthy sales and installation cycle, construction, utility interconnection and other delays and cost overruns related to the installation of its Energy Servers; business and economic conditions and growth trends in commercial and industrial energy markets; global economic conditions and uncertainties in the geopolitical environment; overall electricity generation market; Bloom’s ability to protect its intellectual property; and other risks and uncertainties detailed in Bloom’s SEC filings from time to time. More information on potential factors that may impact Bloom’s business are set forth in Bloom’s periodic reports filed with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2020, filed with the SEC on February 26, 2021, and its most recently filed Quarterly Report on Form 10-Q for the quarter ended on June 30, 2021, filed with the SEC on August 6, 2021, as well as subsequent reports filed with or furnished to the SEC from time to time. Bloom assumes no obligation to, and does not currently intend to, update any such forward-looking statements.

About SK ecoplant

Launched in 1977 under the name SK E&C, SK ecoplant possesses the highest level of technical skills and construction capacity in sectors such as chemical and power plants, infrastructure, construction, and housing. The company recently set its new goal to become a leading global eco-friendly and new energy company that connects the environment, people, and finance through technology, ultimately contributing to sustainable lives for all. For more information, visit www.skecoplant.com/en.

About Bloom Energy

Bloom Energy’s mission is to make clean, reliable energy affordable for everyone in the world. The company’s product, the Bloom Energy Server, delivers highly reliable and resilient, always-on electric power that is clean, cost-effective, and ideal for microgrid applications. Bloom’s customers include many Fortune 100 companies and leaders in manufacturing, data centers, healthcare, retail, higher education, utilities, and other industries. For more information, visit www.bloomenergy.com.

Bloom Energy Investor Relations:

Ed Vallejo

267.370.9717

Edward.Vallejo@bloomenergy.com

Bloom Energy Media Contact:

Jennifer Duffourg

408.543.1566

jennifer.duffourg@bloomenergy.com